Exhibit A

AGREEMENT

The undersigned agree that this Schedule 13D amendment, dated June 12, 2025, relating to the Common Stock, par value $0.001 per share of BioLife Solutions, Inc. shall be filed on behalf of the undersigned.

June 12, 2025
(Date)

Casdin Capital, LLC By: /s/ Eli Casdin
(Signature)

Eli Casdin, Managing Member
(Name/Title)

Casdin Partners Master Fund, L.P. By: /s/ Eli Casdin
(Signature)

Eli Casdin, Managing Member of its General Partner
(Name/Title)

Casdin Partners GP, LLC By: /s/ Eli Casdin
(Signature)

Eli Casdin, Managing Member
(Name/Title)

/s/ Eli Casdin
Eli Casdin